Exhibit 3.2

BY–LAWS

OF

AMWEST FINANCE CORPORATION

ARTICLE I

OFFICES AND CORPORATE SEAL

1.                                       Principal Office

In addition to its known place of business, which shall be in the office of its statutory agent, the corporation shall maintain a principal office in Montana.

2.                                       Other Offices

The corporation may also maintain offices in such other place or places, either within or without the state of Montana,

as may be designated from time to time by the Board of Directors, and the business of the corporation may be transacted at such other offices with the same effect as that conducted at the principal office.

3.                                       Corporate Seal

A corporate seal shall not be requisite to the validity of any instrument executed by or on behalf of the corporation.

ARTICLE II

SHAREHOLDERS

1.                                       Shareholders’ Meetings

All meetings of shareholder shall be held at such place as may be fixed from time to time by the Board of Directors, or in the absence of direction by the Board of Directors, by the President or Secretary of the corporation, either within or without the state of Montana, as shall be stated in the notice of the meeting or in a duly executed Waiver of Notice thereof.

2.                                     Annual Meetings

Annual meetings of shareholders shall be held on the second Tuesday in April, if not a legal holidauy, then on the next secular day following, or at such other date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. At the annual meeting, shareholders shall elect a Board of Directors and transact such other business as may properly be brought before the meeting.

3                                          Notice of Annual Meeting

Written notice of the annual meeting stating the place, date, and the hours of to meeting shall be given to each of the shareholders or the record entitled to vote at such meeting not less than ten (10) days nor more than fifty (50) days before the date of the meeting. Shareholders entitled to vote at the meeting shall be determined as of 4:00 o’clock p.m., on the day before notice of the meeting is sent.

4.                                       List of Shareholders

The office who has charge of the stock ledger of the corporation shall prepare and make at least ten (10) days before every meeting of shareholders, a complete list of eh shareholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time end place of the meeting during the whole time thereof and may be inspected by any shareholder present.

5.             Special Meetings of Shareholders

Special meetings of the shareholders for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, may be called by the President and shall be called by the President or Secretary at the request, in writing, of a majority of the Board of Directors, or at the request, in writing, of shareholders owning a majority in the amount of the entire capital stock of the corporation issued, outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

6.             Notice of Special Meetings

Written notice of a special meeting stating the place, date, and hour of the meeting, and the purpose or purposes for which the meeting is called, shall be given not less that ten (10) nor more than fifty (50) days before the date of the meeting to each shareholder of record entitled to vote at such meeting. Business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice. Shareholders entitled to vote at the meeting shall be determined as of 4:00 o’clock p.m., in the afternoon on the day before notice of the meeting is sent.

7.                                       Quorum and Adjournment

The holders of a majority of the shares issued, outstanding, and entitled to vote at the meeting, present in person or by represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business, except as otherwise provided by statute or by the Articles of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the shareholder, the shareholders entitled to vote at the meeting, present in person or represented by proxy, shall have the power to adjourn the meeting at which adjournment is taken, until a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty (30) days, or if, after the adjournment, a new record data is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

8.                                       Majority Required

When a quorum is present at any meeting, the vote of the holders of a majority of the voting power present, whether present in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the statutes or of the Articles of Incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question.

9.                                       Voting

At every meeting of the shareholders, each shareholder shall be entitled to one vote, present in person or represented by proxy, for each, share of the capital stock having voting power held by such shareholder, but no proxy shall be voted or acted upon after eleven (11) months from its date unless the proxy provides for a longer period.

10.                                 Action Without Meeting

Any action required or permitted to be taken at any annual meeting or special meeting of shareholders may be taken without a meeting, without prior notice, and without a vote, if a consent, in writing, setting forth the action so taken shall be signed by the holders of all of the outstanding shares entitled to vote with respect to the subject matter of the action,

11.                                 Waiver of Notice

Attendance of a shareholder at a meeting shall constitute waiver of notice of such meeting, except when such attendance at the meeting is for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Any shareholder may waive notice of any annual or special meeting of shareholders by executing a written notice of waiver either before or after the time of the meeting.

ARTICLE III

DIRECTORS

1.             Number of Directors

The number of directors which constitute the whole Board shall not be fewer than two (2) nor more than fifteen (15). The directors shall be elected at the annual meeting of shareholders, except as provided in Section 2 of this Article and each director elected shall hold office until his or her successor is elected and qualified. Directors need not be shareholders.

2.                                       Vacancies

Vacancies and newly-created directorships resulting from any increase in the authorized number of directors may be filled by the affirmative vote of a majority of the remaining directors then in office, although not less than a quorum, or by a sole remaining directors, and the directors so chosen shall hold office until the next annual election and until his successor is elected and qualified, unless sooner displaced. If there are no directors in office, then an election of directors may he held in the manner provided by statute.

3.                                       Powers

The business and affairs of the corporation shall be managed by its Board of Directors, which may exercise all such powers of the corporation and do all such lawful acts as are not by statute, the Articles of Incorporation, or these By-Laws directed and required to be exercised or done by the shareholders.

4.             Place of Meetings

The Board of Directors of the corporation may hold meetings, both regular or special, either within or without the state of Montana.

5.             Annual Meetings

The first meeting of each newly-elected Board of Directors shall be held immediately following the annual meeting of shareholders and in the same place as the annual meeting of shareholders, and no notice to the newly-elected directors of such meeting shall be necessary in order legally to hold the meeting, providing a quorum shall be present.

6.             Regular Meetings

Regular meetings of the Board of Directors may be called by the President or the Secretary on one (1) day’s notice to each director, either personally, by mail, by telegram, or by telephone; special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of one (1) director.

7.             Special Meetings

Special meetings of the Board may be called by the President on one (1) day’s notice to each director, either personally, by mail, by telegram, or by telephone; special meetings shall be called by the President or Secretary in like manner and on like notice on the written request on one (1) director.

8.             Quorum

A majority of the membership of the Board of Directors shall constitute a quorum, and the concurrence of a majority of those present shall be sufficient to conduct the business of the Board, except as may be otherwise specifically provided statute or by the Articles of Incorporation. If a quorum shall not be present at any meeting of Board of Directors, the directors then present may adjourn the meeting to another time or place, without notice other than announcement at the meeting, until a quorum be present.

9.             Action Without Meeting

Unless otherwise restricted by the Articles of Incorporation of these By-laws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors committee, as the case may be, consent thereto.

in writing, and the writing or writings are filed with the minutes of proceedings of the Board.

10.           Compensation.

The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefore. The amount or rate of such compensation of members of the Board of Directors, or of committees, shall be established by the Board of Directors and shall be set forth in the minutes of the Board.

11.           Waiver of Notice.

Attendance as a director at a meeting shall construe a waiver of notice of such meeting, except when the person attends the meeting for the purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Any director may waive notice of any annual, regular, or special meeting of directors by executing a written notice of waiver either before or after the time of the meeting.

ARTICLE IV

OFFICERS

1.             Designation of Titles.

The officers of the corporation shall be chosen by the Board of Directors and shall be a President, a Vice President, a Secretary, and a Treasurer, The Board of Directors may also choose a Chairman of the Board, additional Vice Presidents, and one or more Assistant Secretaries and Assistant Treasurers. Any number of offices, except the offices of President and Secretary, may be held by the same person unless the Articles of Incorporation or these By-Laws otherwise provide.

2.             Appointment of Officers.

The Board of Directors, at its first meeting after each annual meeting of shareholders, shall choose a President, one or more Vice Presidents, a Secretary, and a Treasurer, and may choose a Chairman of the Board, each of whom shall serve at the pleasure of the Board of Directors. The Board of Directors, at any time, may appoint such other officers and agents as it shall deem necessary to hold offices at the pleasure of the Board of Directors and to exercise such power and perform such duties as shall be determined from time to time by the Board.

3.             Salaries.

The salaries of the officers shall be fixed, from time to time, by the Board of Directors, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation. The salaries of the officers, or the rate by which salaries are fixed, shall be set forth in the minutes of the meetings of the Board of Directors.

4.             Vacancies.

A vacancy in any office because of death, resignation, removal, disqualification, or otherwise, may be filled by the Board of Directors at any time.

5.             Chairman of the Board.

The Chairman of the Board, if one shall have been appointed and be serving shall preside at all meetings of the Board of Directors and shall perform such other duties as from time to time may be assigned to him or her.

6.             President.

The President shall preside at all meetings of shareholders and, if a Chairman of the Board shall not have been appointed or having been appointed, shall not be serving or be absent, the President shall preside at all meetings of the Board of Directors. He or she shall sign all deeds and conveyances, all contracts and agreements, and all other instruments requiring execution on behalf of the corporation and shall act as operating and directing head of the corporation, subject to policies established by the Board of Directors.

7.             Vice President.

There shall be as many Vice Presidents as shall be determined by the Board of Directors from time to time, and they shall perform such duties as from time to time may be assigned to them. Any one of the Vice Presidents, as authorized by the Board, shall have all the powers and perform all the duties of the President in case of the temporary absence of the President or in case of his or her temporary inability to act.  In case of the permanent absence or inability of the President to act, the office shall be declared vaceant by the Board of Directors and a successor chosen by the Board.

8.             Secretary.

The Secretary shall see that the minutes of all meetings of shareholders, of the Board of Directors, and of any outstanding committees, are kept. He or she shall be the custodian of the corporate seal and shall affix it to all proper instruments when deemed advisable by him or her. He or she shall give, or cause to be given, required notice of all meetings of the shareholders and of the Board of Directors. He or she shall have charge of all the books and records of the corporation except the books of account, and, in general, shall perform all the duties incident the office of secretary of a corporation and such other duties as may be assigned to him or her.

9.             Treasurer.

The Treasurer shall have general custody of all the funds and securities of the corporation, except such as may be required by law to be deposited with any state official. He or she shall see to the deposit of the funds of the corporation in such bank or banks as the Board of Directors may designate. Regular books of account shall be kept under his or her discretion and supervision, and he or she shall render financial statements to the President, directors, and shareholders, at proper times. The Treasurer shall have charge of the preparation and filing of such reports, financial statements, and returns, as may be required by law. He or she shall give to the corporation such fidelity bond as may be required, and the premium therefor shall be paid by the corporation as the operating expense.

10.           Assistant Secretaries

There may be such number of Assistant Secretaries as from time to time the Board of Directors may fix, and such persons shall perform such functions as from time to time may be assigned to them. No Assistant Secretary shall have the power or authority to collect, account for, or pay over any tax imposed by any federal, state, or city government.

11.           Assistant Treasurers

There may be such number of Assistant Treasurers as from time to time the Board of Directors may fix, and such persons shall perform such functions as from time to time may be assigned to them. No Assistant Treasurer shall have the power or authority to collect, account for, or pay over any tax imposed by any federal, state, or city government.

ARTICLE V

CERTIFICATES OF STOCK

The certificates of stock of the corporation shall be numbered and shall be entered in the books of the corporation as they are issued. They shall exhibit the holders name and number of shares and shall be signed be the President or Vice President and the Secretary or Secretary Treasurer.

ARTICLE VI

REGISTERED STOCKHOLDERS

The corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or the notice thereof, save as expressly provided by the laws of Montana.

ARTICLE VII

LOSS OF CERTIFICATE

Any person claiming a certificate of stock is lost or destroyed shall make an affidavit or affirmation of that fact, and the Board of Directors may, in its discretion, require the owner of the lost or destroyed certificate, or his legal representative, to give the corporation a bond, in such sum as the Board of Directors of the corporation may require, to indemnify the corporation against any claim that may be made against it on account of the alleged loss of any such certificate; a new certificate of the same tenor and for the same number of shares as the one alleged to be lost or destroyed may be issued without requiring any bond when, in the judgement of the directors, it is proper to do so.

ARTICLE VIII

CHECKS

All checks, drafts, and notes of the corporation shall be signed by the president or Treasurer, or by such officers or other persons as the Board of Directors from time to time delegate.

ARTICLE IX

DIVIDENDS

Dividends upon the capital stock of the corporation, subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting pursuant to law.

ARTICLE X

AMENDMENTS

These By-laws may be altered or amended or repealed by the affirmative vote of a majority of the stock issued and outstanding and entitled to vote at any regular or special meeting of the stockholders called for that purpose, or by the affirmative vote of a majority of the Board of Directors at any regular or special meeting of the Board called for the purpose, or the by the written consent of a majority of either the shareholders or of the Board; provided, however, that no change of the time or place on which such election of directors shall be made within sixty (60) days preceding the day on which such election is to be held, and that in case of any change of such time or place, notice thereof shall be given to each stockholder in person or by letter mailed to his last known post office address, at least twenty (20) days before the election is held.

CERTIFICATE

I hereby certify that the forgoing By-laws were unanimously adopted be the Board of Directors of the corporation at a special meeting held by them on the 11th day of January 1993.

/s/ Wilfrid E. Rumball
Wilfrid E. Rumball, President